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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 1997, with respect to the consolidated financial statements and schedule of MIDCOM COMMUNICATIONS, INC. included in the Registration Statement on Form S-4 and related Prospectus of WINSTAR COMMUNICATIONS, INC. for the registration of 14 1/4% Senior Cumulative Exchangeable Preferred Stock Due 2007.

                                          /s/  Ernst & Young LLP

Detroit, Michigan
February 2, 1998